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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


         ICU MEDICAL, INC. ANNOUNCES TIME OF FIRST QUARTER EARNINGS CALL

         APRIL 17, 2007 SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced the time of its first quarter 2007 earnings release conference call.

         The Company will release its first quarter 2007 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Wednesday April 18, 2007. The call can be accessed at 800-798-2801, passcode 73741891 or by replay at 888-286-8010, passcode 96590731. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Managing Director
              Integrated Corporate Relations
              (310) 395-2215